EXHIBIT 11

                         CONSENT OF PRICE WATERHOUSE LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the WRL Series Fund, Inc. constituting parts of this Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the C.A.S.E. Growth, C.A.S.E. Growth & Income, and C.A.S.E. Quality Growth portfolios (the "C.A.S.E. Portfolios") of the WRL Series Fund, Inc. constituting parts of the Registration Statement of our report dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report of the C.A.S.E. Portfolios, which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Global Sector, US Sector, and Foreign Sector portfolios (the "Sector Portfolios") of the WRL Series Fund, Inc. constituting parts of the Registration Statement of our report dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report of the Sector Portfolios, which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the heading "Independent Accountants" in each Prospectus and each Statement of Additional Information.


PRICE WATERHOUSE LLP


Kansas City, Missouri
April 18, 1997